                                                                  EXHIBIT 10.1

                     MUTUAL EXECUTIVE SEPARATION AGREEMENT


This Mutual Executive Separation Agreement ("Agreement") is made between Genesys Telecommunications Laboratories, Inc. ("Genesys") and Gregory Shenkman ("Executive").

                                    RECITALS
                                    --------

          WHEREAS, Executive's employment, status and responsibility as President and Chief Executive Officer for Genesys ceases effective close of business, July 24, 1998;

          WHEREAS, Executive's status and responsibility as a member of the Board of Directors ("the Board") remains unaffected by the cessation of Executive's employment with Genesys; and

          WHEREAS, Executive and Genesys wish to conclude Executive's employment, status and responsibility as President and Chief Executive Officer for Genesys in such a manner as to resolve any and all disputes that exist and may exist between them arising from facts or events occurring on and before July 24, 1998, and to preserve the existing goodwill between them;

          WHEREAS, nothing contained in or regarding this Agreement alters in any way Genesys' decision to continue to provide Executive with a defense, through the law firm of Brobeck, Phleger & Harrison LLP, in the lawsuit, Fereshteh Wadia v. Genesys Telecommunications Laboratories, Inc., Gregory Shenkman and Alec Miloslavsky, San Francisco Superior Court Case No. 995775 ("Wadia litigation"); and

          THEREFORE, in consideration for the promises and benefits described below, Genesys and Executive agree as follows:

                                   AGREEMENTS
                                   ----------

I.        Agreements of Genesys
          ---------------------

          A. Genesys accepts Executive's resignation from employment and as an officer of Genesys, effective close of business, July 24, 1998.

          B. Genesys grants Executive ownership of the two (2) laptop computers and one (1) computer monitor provided to Executive for his use during his employment.

          C. To the extent that Executive and/or his eligible dependents elect to continue, after July 31, 1998, medical coverages pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Genesys shall pay the monthly COBRA continuation premiums for such coverages for up to six (6) months in an amount not to exceed $522.01 per month.

                                    1 of 7

          D. Genesys shall engage Executive as an Independent Consultant for six
(6) calendar months commencing July 25, 1998, pursuant to the terms of the Independent Consulting Agreement which is Exhibit 1 hereto, provided that this Agreement becomes effective.

          E. Release and Waiver of all Claims
             --------------------------------

          1. Genesys agrees that it forever discharges, waives and releases any and all claims and causes of action of any kind, known and unknown, that it has or may have against Executive arising out of or relating in any way to Executive's employment status and responsibility as President and Chief Executive Officer of Genesys and any and all acts or omissions occurring on or before July 24, 1998.

          2. Genesys agrees that it fully and forever waives any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

     A general release does not extend to claims which the creditor [Genesys] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [Executive].

Genesys agrees and understands that if, hereafter, it discovers facts different from or in addition to those which it now knows or believes to be true, that the waivers of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II. Agreements of Executive
    -----------------------

     A. Association with Genesys
        ------------------------

          1. Executive understands that because his employment with Genesys ceases on July 24, 1998, Executive will not be eligible to participate thereafter in any benefits provided by Genesys to its employees except that Executive may elect to continue medical coverages for himself and his eligible dependents after July 31, 1998, pursuant to COBRA.

          2. Executive understands that, his status as a shareholder and member of the Board of Directors aside, his association with Genesys as of July 25, 1998 can only be that of an Independent Consultant pursuant to the terms of the Independent Consulting Agreement attached hereto as Exhibit 1, and shall not be that of an employee, agent, joint venturer or partner of Genesys.

     B. Release and Waiver of All Claims
        --------------------------------

          1. Executive agrees that he fully and forever discharges, waives and releases any and all claims and causes of action of any kind, known and unknown, that he has or may have against Genesys, including any of its officers, directors, agents, employees, affiliates, representatives, predecessors, successors and assigns, arising out of or relating in any way to his employment, status and responsibility as President and Chief Executive Officer of Genesys the termination thereof, and any and all acts or omissions occurring on or before July 24, 1998,

                                    2 of 7
including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code, including Section 1197.5 thereof, age discrimination under the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended, and any other local, state and federal laws and regulations relating to employment.

          2. Executive agrees that he fully and forever waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows:

     A general release does not extend to claims which the creditor [Executive] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [Genesys].

Executive agrees and understands that if, hereafter, he discovers facts different from or in addition to those which he now knows or believes to be true, that the waivers of this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

          3. The only exceptions to the releases and waivers of sections II.B.1. and II.B.2., above, are the following:

          a. claims Executive may have for indemnification, defense, advances or reimbursements under California Labor Code section 2802 or other applicable law, under the Indemnification Agreement of April 15, 1995, attached hereto as
Exhibit 2, under any other pre-existing contractual indemnification agreement between Executive and Genesys, and under Genesys' by-laws or certificate of incorporation;

          b. claims Executive may have for unemployment insurance benefits and for workers' compensation insurance benefits; and

          c. claims under the stock option agreements and stock purchase agreements, described in section III.A., below.


     C. Confidential Information & Genesys Employees and Consultants
        ------------------------------------------------------------

          1. Executive shall, at all times in the future, remain bound by the Genesys Telecommunications Laboratories Confidential Information and Invention Assignment Agreement signed by Executive on March 3, 1995, attached hereto as
Exhibit 3.

          2. Executive hereby agrees that he will not, without compulsion of legal process or as required by law, disclose to any third party the fact of this Agreement or any of the terms of this Agreement. Executive further agrees that prior to making any such disclosure, he shall provide to Genesys, through its President or Director of Legal Affairs, written notice of the intended disclosure not less than three (3) business days prior to making the disclosure.

                                    3 of 7

Executive understands that nothing contained herein shall preclude him from disclosing the Independent Consulting Agreement or acknowledging that he is serving as a Consultant to Genesys.

          3. Executive agrees and understands that the promises and agreements of section II.C of this Agreement are a material inducement to Genesys to engage Executive as a Consultant as of July 25, 1998, and to provide Executive with the benefits provided by this Agreement and that, for the breach thereof, Genesys will be entitled to pursue its legal and equitable remedies against Executive.

     D. Genesys Property Used by Executive
        ----------------------------------

     Executive agrees and understands that after July 31, 1998, Genesys will no longer provide for Executive's use at Genesys' expense, the items described in
Exhibit 4 hereto. Executive further agrees to do all things requested by Genesys necessary to transfer legal and financial responsibility of these items to Executive effective August 1, 1998 and, if Executive does not wish to assume ongoing legal and financial responsibility for any of these items thereafter, to return all such items no later than August 28, 1998.

     E. Personal Expenses of Executive
        ------------------------------

     Executive agrees that he shall pay to Genesys, no later than December 31, 1998, the total sum of thirty thousand dollars and no cents ($ 30,000.00), which sum shall be paid by Executive as full reimbursement for amounts previously charged to Genesys for the personal items, services and expenses of Executive described in Exhibit 5 hereto, except for the $41,250.00 for Personal Tax and Planning Services billed to Genesys on April 22, 1998.


III. Mutual Acknowledgements and Agreements
     --------------------------------------
     A. Stock Matters
        -------------

          1. As of July 25, 1998, the status of Executive's outstanding options (the "Options") to purchase shares of Genesys common stock (the "Common Stock") and Executive's restricted stock purchases (the "Restricted Shares") of Common Stock is as follows:

                                             Shares                                     Shares              Shares
              Date of                      Subject to         Exercise/Purchase      Vested as of           Vested
  Number    Grant/Issue       Type*        Grant/Issue            Price ($)             7/24/98          as of 1/25/99
  ------    -----------     ----------     -----------        -----------------       -----------        -------------
   333        02/28/97         NQO           134,000                   7.50              44,667               61,417
   413        02/28/97         NQO            16,000                   7.50               5,333                7,333
   457        04/15/95          RS         1,206,000                 0.0167           1,130,625            1,206,000

     *NQO=Non-QualifiedStockOption
     **RS=RestrictedStock

          Pursuant to the terms of the existing stock option agreements ("Option Agreements") evidencing the Options, each of the Options may be exercised at any time within

                                    4 of 7
thirty (30) days following the date on which Executive ceases to render services to Genesys, either in Executive's capacity as an employee or as a Consultant pursuant to the Independent Consulting Agreement, with respect to the number of vested shares of Common Stock for which such Option is, at the time of Executive's cessation of service, exercisable. The above table illustrates the maximum number of shares of Common Stock in which Executive will be vested under each Option as of January 25, 1999 in the event he remains in service pursuant to the Independent Consulting Agreement through such date.
Each Option is a non-qualified stock option and accordingly, the exercise of those options will be subject to Executive's satisfaction of all tax withholding requirements applicable to compensation income Executive will recognize at the time of each such exercise. The Options will terminate and cease to be exercisable with respect to any option shares which are unvested as of the effective date of Executive's cessation of services pursuant to the Independent Consulting Agreement (including an accelerated or extended date of cessation pursuant to Section 11 thereof).

          Pursuant to the terms of the stock purchase agreement evidencing the Restricted Shares (the "Purchase Agreement"), the Restricted Shares are subject to repurchase by Genesys, at the purchase price paid per share, in the event of Executive's cessation of services with Genesys, either in Executive's capacity as an employee or as a Consultant pursuant to the Independent Consulting Agreement prior to vesting in the Restricted Shares. The table above illustrates the number of Restricted Shares in which Executive is vested as of July 24, 1998. Provided that Executive continues to provide services to Genesys for six (6) months as a Consultant pursuant to the Independent Consultant Agreement, Executive will continue to vest in the Restricted Shares in accordance with the provisions of the Purchase Agreement and will be fully vested in the Restricted Shares on October 15, 1998. In accordance with the Purchase Agreement, Genesys may exercise, within ninety (90) days of the date Executive ceases providing services to Genesys as a Consultant pursuant to the Independent Consulting Agreement, its right to repurchase such Restricted Shares that are unvested as of such date.

          2. On Executive's July 24, 1998 termination date as an employee, Executive immediately ceased to participate in the Genesys Employee Stock Purchase Plan ("ESPP"). Executive will receive a refund of the amount, if any, Executive has contributed to the ESPP during the current purchase period and Executive will not be entitled to purchase any more stock through the ESPP.

          3. The only stock rights that Executive has with Genesys are the rights to acquire or retain the shares of stock as set forth in section III.A. 1., above, of this Agreement.

     B. No Disparagement or Admission
        -----------------------------

          1. Executive and Genesys each hereby agrees that he/it will not make any negative or disparaging statements or comments about the other, either as fact or as opinion, to any third party except as required by law. Executive further agrees that he will not make any negative or disparaging statements or comments to any third party about Genesys' business, technologies, market position, employees, performance, services and other similar information concerning Genesys, either as fact or as opinion, except as requried by law. Genesys further agrees that it will respond to inquiries about Executive from prospective employers of Executive

                                    5 of 7
consistent with its policies then in effect and shall provide no additional information without express written consent of Executive.

               2. The parties to this Agreement agree that neither the fact nor any aspect of this Agreement is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either Executive or by Genesys.

          C. Severability
             ------------

          The parties to this Agreement agree that if any provision, or portion of a provision, of this Agreement is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and that this Agreement shall be construed as if such unenforceable provision or portion thereof never had been contained herein.

          D. Dispute Resolution
             ------------------

          The parties to this Agreement agree that any and all disputes arising under or regarding this Agreement shall be settled by final and binding arbitration in San Francisco, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect, and judgment upon the award rendered may be entered in any court with jurisdiction thereof. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which the party may be entitled.

          E.  Effective Date of Agreement
              ---------------------------

          Once signed by the parties, this Agreement shall become enforceable in all respects; however, the effective date of this Agreement shall be July 25, 1998.

          F. Entire Agreement
             ----------------

          The parties to this Agreement agree that it contains the entire agreement between them with respect to any matters referred to in this Agreement, and supersedes any and all previous oral or written agreements. Other than payment of Executive's salary earned through July 24, 1998, no further payments, benefits or other form of compensation is owed to Executive by Genesys except as provided pursuant to this Agreement and pursuant to the Independent Consulting Agreement. The parties to this Agreement further agree that this Agreement may not be modified or changed, in whole or part, except by another written agreement signed by Executive and the Chairman of Genesys' Board of Directors.

          G. Attachments to Agreement
             ------------------------

          Genesys and Executive acknowledge that attached to this Agreement as Exhibits are the following documents:

               1. Independent Consulting Agreement;

                                    6 of 7

          2. Indemnification Agreement, dated April 15, 1995;

          3. Genesys Telecommunications Laboratories Confidential Information and Invention Assignment Agreement signed by Executive on March 3, 1995;

          4.  List of Property Previously Used by Executive; and

          5.  List of Personal Items, Services and Expenses of Executive.


Dated: 10/27, 1998                Executive:

                                             /s/ Gregory Shenkman
                                  _____________________________________________
                                                Gregory Shenkman


Dated: 10/21, 1998                Genesys Telecommunications Laboratories, Inc.:


                                  By:            /s/ James Jordan
                                     __________________________________________
                                                    James Jordan
                                           Chairman, Board of Directors

                                    7 of 7

                                   EXHIBIT 4
                                   ---------

                    (Property Previously Used by Executive)

          1. An office at Genesys' San Francisco headquarters at 1155 Market Street;

          2. A reserved parking place at Genesys' San Francisco headquarters at 1155 Market Street;


          3. A telephone number with voice mail at Genesys' San Francisco headquarters at 1155 Market Street;

          4. One (1) pager; and

          5. Four (4) cellular telephone(s).

                                  ANNEX A

                        INDEPENDENT CONSULTING AGREEMENT
                        --------------------------------



     The following confirms the agreement ("IC Agreement") between Gregory Shenkman ("Consultant") and Genesys, Incorporated and any successors thereto ("Genesys") with respect to the provision of consulting services by Consultant to Genesys.

          1.   Term of Agreement.  The term of this IC Agreement shall be six
               -----------------
(6) months ("Consulting Period"). The Consulting Period shall commence on July 25, 1998 ("Effective Date"). This IC Agreement shall terminate on January 25, 1999, or an earlier date pursuant to section 10 of this IC Agreement ("Termination Date").

          2.   Independent Contractor Status.  It is the express intention of
               -----------------------------
the parties to this IC Agreement that the Consultant is an independent contractor, and is not an employee, agent, joint venturer or partner of Genesys. Nothing in this IC Agreement shall be interpreted or construed as creating or establishing an employment relationship between Genesys and the Consultant.

          3.   Services.  Consultant agrees to provide consulting services
               --------
("Services") to Genesys during the Consulting Period which shall be those that Genesys requests of Consultant from time-to-time by and through Genesys' President, Board of Directors ("the Board") or by a member of senior management. Consultant shall be available to perform such Services for up to an average of twenty (20) hours per week during the Consulting Period. The Services to be provided by Consultant will include:

                a. Doing all things necessary and requested to effect a smooth transition of all business related matters to the President;

                b. Providing advice and guidance with respect to sales, marketing and strategic matters as requested by the President, the Board and/or by senior management;

                c. Being available during the term of this IC Agreement and assisting, as requested thereafter, with Genesys' defense in the litigation with Fereshteh Wadia, with reasonable expenses incurred by Consultant to be paid by Genesys, until such date as Consultant is dismissed as a defendant from that litigation; and

                d. Being available during the term of this IC Agreement and assisting, as requested thereafter, in Genesys' litigation with GeoTel Communications Corporation, with reasonable expenses incurred by Consultant to be paid by Genesys, until such date as that litigation is fully and completely resolved.

          4.   Compensation.  For the duration of the consulting period,
               ------------
Consultant shall be paid fifteen thousand dollars and no cents ($15,000.00) per month and shall be permitted to continue vesting in non-qualified stock options that were granted, and in restricted shares that were purchased by Consultant, in connection with his former employment with Genesys which terminated on July 24, 1998. The foregoing is Consultant's sole compensation for rendering Services to Genesys and for reserving up to twenty (20) hours per week to render Services to Genesys. The parties agree that Genesys is not responsible to reimburse any costs or expenses incurred by Consultant in performing the Services, except in connection with the GeoTel and Wadia litigations.

          5.   Services to other Persons/Entities.  The parties to this IC
               ----------------------------------
Agreement understand and agree that the Consultant may, and probably will, perform consulting services for other persons or entities during the Consulting Period. However, Consultant agrees that he will not provide services to another person or entity if such services will interfere with Consultant's ability to provide Services to Genesys pursuant to this IC Agreement, and Consultant's obligations as a

                                     1 of 3
director of Genesys notwithstanding, or if such services are directly related to the business in which Genesys is now involved or becomes involved during the Consulting Period.

          6.   Employment of Assistants.  Should the Consultant, in his sole
               ------------------------
discretion, deem it necessary to employ assistants to aid him in the performance of the Services, the parties agree that Genesys will not direct, supervise, or control in any way such assistants to the Consultant in their performance of Services. The parties further agree that such assistants are employed solely by the Consultant, and that he alone is responsible for providing workers' compensation insurance for his employees, for paying the salaries and wages of his employees, and for ensuring that all required tax withholdings are made. Consultant further agrees and warrants that he shall maintain workers' compensation insurance coverage for his employees and acknowledges that he alone has responsibility for such coverage.

          7.   Obligations of the Consultant.  Consultant will be responsible
               -----------------------------
for any and all taxes due on all payments and benefits provided to him by Genesys under this IC Agreement, including state, federal and local taxes and mandatory contributions to government benefit programs.

          8.   Reporting to Genesys' Facilities.  Consultant is not required to
               --------------------------------
report to work at any facility of Genesys or during any particular work hours. Rather, Consultant is free to report or not report to any of Genesys' facilities as he sees fit and only as necessary to provide Services to Genesys. Except while Consultant is also a director of Genesys, when Consultant does visit any of Genesys' facilities in his capacity as a Consultant, he will be required to sign in and be issued a temporary identification badge like any other non-employee visitor to a Genesys facility.

          9.   Obligations re: Confidential Information, Inventions and Non-
               ------------------------------------------------------------
Solicitation
------------
          The Confidential Information and Inventions Assignment Agreement, signed by Consultant in his capacity as a Genesys employee on March 3, 1995, is hereby renewed by Consultant and shall have the same force and effect as if executed by Consultant contemporaneous with execution of this IC Agreement; and for the purpose of this IC Agreement, every reference to employment with Genesys made in the Confidential Information and Inventions Assignment Agreement shall be interpreted and construed to mean and refer to the consulting relationship between Executive and Genesys established by this IC Agreement.

          10.  Earlier Termination of IC Agreement.  This IC Agreement may be
               -----------------------------------
terminated:

                a. by the Consultant at any time prior to the Termination Date by giving thirty (30) days' written notice of termination which may be given at any time for any reason, with or without cause; or

                b. by Genesys at any time prior to the Termination Date for the breach by Consultant of any obligation of sections 5, 6, 7 or 9 of this IC Agreement.

          11.  Enforceability of IC Agreement.  Consultant agrees that any
               ------------------------------
dispute in the meaning, effect, or validity of this IC Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. Consultant further agrees that if one or more provisions of this IC Agreement are held to be unenforceable under applicable California law, such provision(s) shall be excluded from this IC Agreement and the balance of the IC Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          12.  Assignment.  This IC Agreement shall not be assignable by either
               ----------
the Consultant or Genesys without the express written consent of the other party.

                                     2 of 3

          13.  Dispute Resolution.  Any controversy between the parties hereto
               ------------------
involving the construction or application of any terms, covenants, or conditions of this IC Agreement or any claim arising out of or relating to this IC Agreement will be submitted to and be settled by final and binding arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. If any action at law or in equity is necessary to enforce or interpret the terms of this IC Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief to which the party may be entitled.


          14.  Entire Agreements.  This IC Agreement contains the entire
               -----------------
understandings and agreements of the parties regarding its subject matters and can only be modified by a subsequent written agreement executed by the Consultant and Genesys' Chair of its Board of Directors.


          15.  Notices.  All notices required or given pursuant to this IC
               -------
Agreement shall be addressed to Genesys or Consultant at the designated addresses shown below by registered mail, special delivery, or by courier service:


               a.   To Genesys:
                    ----------

               Genesys Telecommunications Laboratories, Inc.
               1155 Market Street, 11th Floor
               San Francisco, CA  94103
               Attn:  Franklin P. Huang, Director of Legal Affairs

               b.   To Consultant:
                    -------------

               Gregory Shenkman
               65-A Appian Way
               South San Francisco, CA  94080


IN WITNESS, the parties have executed this Independent Consulting Agreement to be effective as of the date set forth above.


                                CONSULTANT:




Dated:  _________, 1998.        ------------------------------
                                        Gregory Shenkman
                                Genesys Telecommunications Laboratories, Inc.:



Dated:  __________, 1998        By:
                                   ---------------------------
               .                            James Jordan
                                   Chairman, Board of Directors

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